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                            T. Rowe Price Group, Inc.
                                Barbara Van Horn
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                            T. Rowe Price Group, Inc.
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                                    Secretary
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                             YOUR VOTE IS IMPORTANT!
     Please vote your proxy promptly by phone, on the Internet, or by mail, whether or not you plan to attend the
            T.Rowe Price Group, Inc. Annual Meeting of Stockholders.


                                      LOGO
                            T. ROWE PRICE GROUP, INC.
                              100 East Pratt Street
                               Baltimore, MD 21202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  April 5, 2001


     We will hold the Annual Meeting of Stockholders of T.oRowe Price Group, Inc. at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, 21202, on Thursday, April 5, 2001, at 10:00 a.m. At this meeting, we will ask stockholders to:


     1)   elect a Board of 14 Directors;


     2)   approve the proposed 2001 Stock Incentive Plan; and


     3)   vote on any other business that properly comes before the meeting.


     Stockholders who owned shares of Price Group's common stock as of February 9, 2001, are entitled to attend and vote at the meeting or any adjournments.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Barbara A. Van Horn
                                            Secretary

Baltimore, Maryland
February 26, 2001



                                 PROXY STATEMENT

                                TABLE OF CONTENTS

Introduction; Proxy Voting Information.....................................  1

     Proposal:  Election of Directors .....................................  2

     The Nominees..........................................................  2

     The Board of Directors and Committees.................................  4

Compensation Committee Interlocks and Insider Participation................  5

Report of the Audit Committee..............................................  5

     Compensation of Executive Officers and Directors .....................  6

     Summary Compensation Table ...........................................  6

     Option Grants in 2000 ................................................  7

     2000 Option Grants - Potential Value Per Share .......................  7

Aggregated Option Exercises in 2000 and Option Values
 at December 31, 2000 .....................................................  7

Report of the Executive Compensation Committee ............................  8

Stock Performance Chart ................................................... 11

     Proposal:  2001 Stock Incentive Plan.................................. 12

     Summary of 2001 Stock Incentive Plan.................................. 12

Recommendation of the Board of Directors; Vote Required.................... 15

Certain Ownership of Price Group`s Stock .................................. 15

Compliance with Section 16(a) of the Securities Exchange Act of 1934 ...... 15

Selection of Independent Accountants ...................................... 15

Disclosure of Fees Charged by Independent Accountants...................... 15

Stockholder Proposals for the 2002 Annual Meeting ......................... 16

Other Matters ............................................................. 16

Exhibits

     Exhibit A:  Audit Committee Charter...................................A-1
     Exhibit B:  Proposed 2001 Stock Incentive Plan........................B-1

Terms used in this proxy statement:

o "We" and "Price Group" all refer to T. Rowe Price Group, Inc. except in the Report of the Audit Committee and the Report of the Executive Compensation Committee. In these reports, "we" refers to members of each respective committee. Price Group is the holding company that succeeded T. Rowe Price Associates, Inc. as the listed company on the Nasdaq National Market(R) under a share exchange agreement that became effective upon the close of business on December 28, 2000. Price Associates is now a wholly-owned subsidiary of Price Group.

o    "Meeting" refers to the 2001 Annual Meeting of Stockholders

o "Price fund" means any mutual fund company or trust organized by T. Rowe Price Associates, Inc., a subsidiary of T. Rowe Price Group, Inc.

o    "You" refers to the stockholders of Price Group.

o "Price Associates" refers to T. Rowe Price Associates, Inc., which, prior to the share exchange with Price Group, was traded on the Nasdaq National Market(R) from its initial public offering in April 1986 until the close of business on December 28, 2000. Price Associates organizes and serves as an investment adviser to the Price funds.

o "Price International" refers to T. Rowe Price International, Inc., formerly Rowe Price-Fleming International, Inc., which is the investment adviser to the Price international funds. Rowe Price-Fleming International, Inc. was 50% owned by each of Robert Fleming Holdings Ltd. and T. Rowe Price Associates, Inc. until August 8, 2000, the date Price Associates purchased Fleming's interest.


                                 PROXY STATEMENT

                     INTRODUCTION; PROXY VOTING INFORMATION

     We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by Price Group's Board of Directors for the meeting just described in the notice and at any adjournments or postponements. The purposes of the meeting are to:

     1)   elect a Board of 14 Directors;

     2)   approve the proposed 2001 Stock Incentive Plan; and

     3)   act upon any other business that properly comes before the meeting.

     This proxy statement, proxy card, and our 2000 Annual Report to Stockholders, containing Price Group's financial statements and other financial information for the year ended December 31, 2000, form your meeting package. We sent you this package on or about February 26, 2001.

     At the close of business on February 9, 2001, the record date of the meeting, 122,791,853 shares of Price Group's common stock, par value $.20 per share, were outstanding and entitled to vote at the meeting. We have approximately 4,000 stockholders of record. In electing directors, stockholders may cast one vote per share owned for each director to be elected; stockholders cannot use cumulative voting. If the number of votes present or represented at the meeting are sufficient to achieve a quorum, directors who receive a plurality of these votes (excluding abstentions and broker non-votes) are elected to serve until the 2002 annual meeting or until their successors are elected and qualify. To approve the proposed 2001 Stock Incentive Plan, a majority of the votes cast at the meeting must be voted in favor of the proposal. Stockholders may cast one vote per share owned on this proposal. Under Price Group's charter, the "one share: one vote" policy may be modified in the case of certain persons and groups owning in excess of 15% of our common stock. We do not believe this provision will apply to any stockholders voting at this meeting.

     Price Group will pay for the costs of soliciting proxies and preparing the meeting materials, and has retained Georgeson Shareholder Communications, Inc. to assist us in soliciting proxies for a fee of $6,000 plus reimbursement for out-of-pocket expenses. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial stockholders as of the record date, and we will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by telephone or telegram, but will not receive additional compensation.

     The Board of Directors has selected James S. Riepe, George A. Roche, and M. David Testa to act as proxies. When you sign and return your proxy card or vote your shares using the telephone or Internet connections to Wells Fargo Shareowner Services, our transfer agent and proxy tabulator, you appoint Messrs. Riepe, Roche, and Testa as your representatives at the meeting. If you wish to change your vote before the meeting, deliver a letter revoking the proxy to Price Group's Secretary (BarbaraoA. Van Horn, c/o T. Rowe Price Group, Inc., 100 East Pratt Street, Baltimore, MD 21202) or properly submit another proxy bearing a later date. Even if you vote your proxy before the meeting, you may still attend the meeting, file a notice revoking the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you before the voting is closed will be counted.

You will be able to vote your proxies in three ways:

     1) by mail - complete the enclosed proxy card and return it in the envelope provided;

     2) by telephone - as prompted by the telephone voting menu, enter a company number and control number, both of which are found on your proxy card, to confirm your voting authority and instruct the proxies on how to vote your shares; or

     3) by the Internet - as prompted by the menu found at http://www.eproxy.com/trow/, enter a company number and control number to gain access to the voting site maintained by Wells Fargo.

     Remember, no matter which voting method you use, you may revoke your proxy and resubmit a new one at the meeting, or no later than noon Eastern Time on April 4, 2001, if you vote by telephone or access Wells Fargo's Internet voting site. Our counsel has advised us that these three voting methods are permitted under the corporate law of Maryland, the state in which Price Group is incorporated.

     If your shares are held in a brokerage account, you will receive a full meeting package including a proxy card to vote your shares. Your brokerage firm may also permit you to vote your proxy by telephone or the Internet. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters, one of which is the election of directors. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. If, however, you want your shares to be voted on the proposed 2001 Stock Incentive Plan, you must direct your broker to vote on your behalf by returning your proxy card or using alternative voting methods provided by the broker. We urge you to respond to your brokerage firm so that your vote will be cast.

                              ELECTION OF DIRECTORS

     Fifteen directors currently serve on our Board of Directors. The Board has nominated 13 of the incumbent directors and D. William J. Garrett, a new nominee for independent director, to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

     Two incumbent directors will retire from our Board this year and not stand for re-election at the annual meeting. James E. Halbkat, Jr. has served as an independent director since 1979. He was Chairman of the Audit Committee until 1997, and continues to serve on the Audit and Executive Compensation Committees. Robert L. Strickland has been an independent member of our Board since 1991, and is currently Chairman of the Executive Compensation Committee and a member of the Executive Committee. We thank both of these esteemed gentlemen for their loyal service and valuable contributions to our growth and success, and wish them well.

     All properly executed proxies received in time to be tabulated for the meeting will be voted FOR the election of the nominees named below, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the meeting, proxies will be voted FOR the election of a replacement designated by the Board of Directors.

The Nominees

The following are brief biographical sketches of the 14 nominees. Unless otherwise noted, they have been officers of the organizations named below as their principal occupations or of affiliated organizations for more than five years. Nominees who are employees of Price Group may also serve as directors or officers of Price Associates or Price International, each of which is an investment adviser to certain of the Price funds. Information regarding committee membership, the number of shares of Price Group's common stock owned by each nominee as of the record date, and the percent of individual beneficial ownership if 1% or greater is also noted. Unless otherwise indicated in the footnotes that follow, the nominees have sole voting and disposition powers over the shares beneficially owned by them.

     The Board of Directors recommends that you vote FOR all of the following nominees:

Edward C. Bernard, age 44, has been a director of Price Group since 1999, a managing director since 1995, a vice president between 1989 and 1995, and an employee since 1988.
                                                              383,045 shares (1)

D. William J. Garrett, age 55, nominated to serve as a new independent director of Price Group, was the Group Chief Executive of Robert Fleming Holdings Limited from 1997 until 2000 when the company was acquired by the Chase Manhattan Corporation. He also served as a director of Rowe Price-Fleming International, Inc. (now Price International) from 1981 until 2000.
                                                                       0 shares

Donald B. Hebb, Jr., age 58, has been an independent director of Price Group since 1999 and is a member of both the Audit and Executive Compensation Committees. He has been the managing general partner of ABS Capital Partners, a private equity firm, since 1993. He also s erves on the Board of Directors of SBA Communications Corporation, an owner and operator of wireless communications infrastructure in the United States, and OTG Software, Inc., a provider of online data storage management and data access software.
                                                                6,500 shares (2)

Henry H. Hopkins, age 58, has been a director of Price Group since 1987, a managing director since 1989, a vice president between 1976 and 1989, and an employee since 1972.
                                                   1,250,414 shares (1.02%) (3)

James A.C. Kennedy, age 47, has been a director of Price Group since 1996, the director of the Equity Division of Price Associates since 1997, a managing director since 1990, a vice president between 1981 and 1990, and an employee since 1978. He is a director or trustee of 17 equity funds within the Price funds.
                                                   1,625,299 shares (1.32%) (4)

John H. Laporte, age 55, has been a director of Price Group since 1996, a managing director since 1989, a vice president between 1978 and 1989, and an employee since 1976. He is a director or trustee of 10 equity funds within the Price funds, and serves as president of three.
                                                   2,276,614 shares (1.85%) (5)

Richard L. Menschel, age 67, has been an independent director of Price Group since 1995 and serves on the Executive Compensation and Nominating Committees. He is a senior director of Goldman Sachs, an investment banking firm.
                                                              40,000 shares (6)

William T. Reynolds, age 52, has been a director of Price Group since 1996, director of the Fixed Income Division since 1994, a managing director since 1990, a vice president between 1983 and 1990, and an employee since 1981. He is a director or trustee of 18 fixed income funds within the Price funds, serves as chairman of 15 of these funds, and is president of two funds.
                                                           1,132,350 shares (7)
James S. Riepe, age 57, has been a director of Price Group since 1981, vice chairman since 1997, a managing director since 1989, a vice president between 1981 and 1989, and director of the Investment Services Division and an employee since 1981. He is chairman of one of the 49 Price funds on which he serves as a director or trustee, and is president of one fund. He is also a member of the Executive Committee.
                                                   2,957,160 shares (2.40%) (8)

George A. Roche, age 59, has been a director of Price Group since 1980, chairman and president since 1997, chief financial officer between 1984 and 1997, a managing director since 1989, a vice president between 1973 and 1989, and an employee since 1968. He is chairman of the Executive and Nominating Committees.
                                                   3,463,584 shares (2.81%) (9)

Brian C. Rogers, age 45, has been a director of Price Group since 1997, a managing director since 1991, a vice president between 1985 and 1991, and an employee since 1982. He is president of two Price funds.
                                                           1,202,327 shares (10)

M. David Testa, age 56, has been a director of Price Group since 1981, a vice chairman and the chief investment officer since 1997, a managing director since 1989, a vice president between 1976 and 1989, and an employee since 1972. Mr. Testa also served as chairman o f Price International from 1982 until 2000. He is a director or trustee of 52 equity or fixed income funds within the Price funds, serves as chairman of one of these funds and is the president of two funds. Mr. Testa is a member of the Executive and Nominating Committees.
                                                  2,435,583 shares (1.96%) (11)

Martin G. Wade, age 57, has been a director of Price Group since April 2000. He is also the chairman of Price International, a director of four of Price's international funds, and chairman of three of these funds.
                                                            444,000 shares (12)

Anne Marie Whittemore, age 54, has been an independent director of Price Group since 1995. She is a partner in the law firm of McGuireWoods LLP and serves as a director of Owens & Minor, Inc., a distributor of medical and surgical supplies, and Albemarle Corporation, a man ufacturer of specialty chemicals. Mrs.oWhittemore is the chairman of the Audit Committee and a member of the Executive Compensation and Nominating Committees.
                                                             40,800 shares (13)

                                        Beneficial ownership of common stock by
                                        all directors and executive officers as
                                        a group (21 persons)
                                                              18,949,195 shares
                                                                   (14.71%) (14)

(1) Includes 218,196 shares that may be acquired by Mr. Bernard within 60 days upon the exercise of stock options. Also includes 24,000 shares owned by a member of Mr. Bernard's family. Mr. Bernard disclaims beneficial ownership of the shares identified in the preceding sentence.

(2) Includes 6,000 shares that may be acquired by Mr. Hebb within 60 days upon the exercise of stock options.

(3) Includes 118,058 shares that may be acquired by Mr. Hopkins within 60 days upon the exercise of stock options.

(4) Includes 430,829 shares that may be acquired by Mr. Kennedy within 60 days upon the exercise of stock options.

(5) Includes 498,800 shares that may be acquired by Mr. Laporte within 60 days upon the exercise of stock options. Also includes 353,984 shares held by, or in trusts for, members of Mr.Laporte's family. Mr. Laporte disclaims beneficial ownership of the shares identified in the preceding sentence.

(6) Includes 40,000 shares that may be acquired by Mr. Menschel within 60 days upon the exercise of stock options.

(7) Includes 395,899 shares that may be acquired by Mr. Reynolds within 60 days upon the exercise of stock options. Also includes 10,800 shares owned by a member of Mr.Reynolds' family. Mr.Reynolds disclaims beneficial ownership of the shares identified in the preceding sentence.

(8) Includes 517,236 shares that may be acquired by Mr. Riepe within 60 days upon the exercise of stock options. Also includes 140,000 shares held in a charitable foundation for which Mr.Riepe has voting and disposition power, and 330,000 shares held by, or in trusts for, members of Mr. Riepe's family. Mr.oRiepe disclaims beneficial ownership of the shares held by, or in trusts for, family members.

(9) Includes 614,000 shares that may be acquired by Mr.Roche within 60 days upon the exercise of stock options, and 800,000 shares held by, or in trusts for, members of Mr.Roche's family. Mr. Roche disclaims beneficial ownership of shares held by, or in trust for, family members.

(10) Includes 562,000 shares that may be acquired by Mr. Rogers within 60 days upon the exercise of stock options.

(11) Includes 1,166,800 shares that may be acquired by Mr. Testa within 60 days upon the exercise of stock options, and 80,000 shares held in trusts for members of Mr.Testa's family. Mr. Testa disclaims beneficial ownership of shares held in trusts for family members.

(12) Includes 424,000 shares that may be acquired by Mr.Wade within 60 days upon the exercise of stock options.

(13) Includes 40,000 shares that may be acquired by Mrs. Whittemore within 60 days upon the exercise of stock options.


(14) Includes 6,044,090 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options.

The Board of Directors and Committees

During 2000, there were seven meetings of the Board of Directors. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. The Board of Directors of Price Group has an Audit Committee, Executive Committee, Executive Compensation Committee, and a Nominating Committee.

The Audit Committee, which met four times during 2000, is composed of three non-employee directors who meet the independence criteria established by the National Association of Securities Dealers, Inc. The report of the Audit Committee describes the scope of authority of the committee and may be found on page 5. The committee's charter is included as Exhibit A.

The Executive Committee functions between meetings of the Board of Directors. It possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The Executive Committee approved five matters by unanimous written consents in lieu of meetings during 2000.

As will be further described in the Report of the Executive Compensation Committee, this committee establishes the compensation for certain executive officers and generally reviews benefits and compensation for all officers and employees. It also administers our stock incentive and stock purchase plans and the Executive Incentive Compensation Plan. The committee met eight times during 2000.

The Nominating Committee advises the Board of Directors on the selection and nomination of individuals to serve as directors of Price Associates. Nominations for director submitted to the committee by stockholders are evaluated according to our needs and the nominee's knowledge, experience, and background. The Nominating Committee met three times during 2000.

Compensation Committee Interlocks and Insider Participation

None of our directors or other executive officers served as a director or executive officer for another corporation that has a director or executive officer serving on our Board of Directors.

As previously stated, Mr. Menschel is a senior director of Goldman Sachs, an investment banking firm. During 2000, an affiliate of Goldman Sachs performed services for Price Group, including securities brokerage services. Mr. Menschel did not share in any payment for these services.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Price Group's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our committee held four meetings during fiscal 2000.

In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the 2000 Annual Report to Stockholders with management. In addition, we reviewed with our independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Price Group's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. We also have discussed with the independent accountants their independence from management and Price Group including the matters in the written disclosures from the independent accountants required by the Independence Standards Board. We further considered whether the provision by the independent accountants of the non-audit services described elsewhere in this proxy statement is compatible with maintaining their independence. Finally, we recommended, and the Board of Directors approved, the selection of PricewaterhouseCoopers LLP as Price Group's independent accountants for 2000.

We have also discussed with Price Group's internal auditors and independent accountants the overall scope and plans for their respective audits. We meet with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of Price Group's internal controls, and the overall quality of financial reporting.

                         In reliance on the reviews and discussions referred to
                    above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Formo10-K for the year ended Decembero31, 2000 for filing with the Securities and Exchange Commission.

                    Anne Marie Whittemore, Chairman
                    James E. Halbkat, Jr.

                    Donald B. Hebb, Jr.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     Summary Compensation Table. The following table summarizes the compensation of certain of our executive officers who received the highest compensation during 2000.

                           Summary Compensation Table

                                                    Long-Term
                                                   Compensation    All Other
                       Annual Compensation (1)        Awards     Compensation(3)
--------------------------------------------------------------------------------
                                                   Securities
                                                   Underlying
Name and                                            Options
Principal Position    Year   Salary     Bonus (2)   Granted
------------------   -----  --------   ----------  -----------


George A. Roche       2000  $300,000   $2,500,000     50,000         $25,033
Chairman and          1999   300,000    2,500,000     50,000          25,100
President             1998   287,500    2,250,000     50,000          24,022

James S. Riepe        2000   300,000    2,500,000     56,986         23,533
Vice Chairman         1999   300,000    2,500,000     52,373         23,600
                      1998   287,500    2,250,000     52,977         22,522

M. David Testa        2000   300,000    2,500,000     50,000         28,033
Vice Chairman         1999   300,000    2,500,000     50,000         28,100
                      1998   287,500    2,250,000     50,000         26,835

James A.C. Kennedy    2000   300,000    2,000,000     80,000         28,308
Managing Director     1999   300,000    1,750,000     80,000         54,872
          1998               275,000    1,600,000    110,304         61,729

William T. Reynolds   2000   300,000    1,650,000     60,000         28,071
Managing Director     1999   300,000    1,500,000     80,000         54,208
                      1998   275,000    1,400,000     83,899         62,176


(1) No officer named in this table received any perquisites or other personal benefits, securities or property whose total value exceeded the lesser of either $50,000 or 10% of his total 2000 salary and bonus reported above, except as described in Noteo3.

(2) Bonuses for 2000, 1999, and 1998 were paid under the Executive Incentive Compensation Plan. Bonuses may vary significantly from year to year and among eligible employees. See "Report of the Executive Compensation Committee."

(3)  The following types of compensation are included in other compensation:

     a. Contributions made under our Basic and 401(k) Plus Retirement Plans. These plans provide retirement benefits based on the investment performance of each plan participant's account.

     b.   Directors' fees paid by a wholly-owned subsidiary of Price Group.

     c.   Matching contributions paid under our Employee Stock Purchase Plan.

     d. The appraised fair market value of interests in limited liability companies formed by Price Associates to hold certain venture capital funds and be distributed to certain officers and key employees.

     e. Additional cash compensation in an amount that could not be credited to the officer's 401(k) Plus Retirement Plan due to contribution limits imposed under Section 415 of the Internal Revenue Code.

Option Grants Table. The following table shows the number of stock options granted in 2000 to the executive officers named in the Summary Compensation Table and other information regarding their grants. Stock options are granted at 100% of fair market value on the date of grant and generally become exercisable in five equal increments on the first through fifth anniversaries of the grant date. There is a provision in all existing option agreements under our 1993 and 1996 Stock Incentive Plans that may accelerate the vesting of currently outstanding but unexercisable options or future option grants so that all options will become exercisable for the one-year period following a change in control of Price Group. The Executive Compensation Committee may modify or rescind this provision, or make other provisions for accelerating the ability to exercise options.


                              Option Grants in 2000

                                Individual Grants

                               Percent
                                 of
                                Total                      Potential Realizable
                               Options                       Value at Assumed
                    Number of  Granted                         Annual Rates
                    Securities   to     Exer-                 of Stock Price
                    Underlying Employ-  cise                Appreciation for
                     Options   ees in   Price    Expira-     Option Term (3)
                     Granted   Fiscal   (Per      tion
Name                  (1)(2)    Year    Share)    Date        5%         10%
--------------------------------------------------------------------------------

George A. Roche      50,000     1.02  $39.00    11/20/10  $1,226,344  $3,107,798


James S. Riepe       50,000     1.02   39.00    11/20/10   1,226,344   3,107,798
                      3,933(R)   .08   41.2969  10/26/03      27,725      58,555
                      3,053(R)   .06   41.2969  10/16/02      14,305      29,453


M. David Testa       50,000     1.02   39.00    11/20/10   1,226,344   3,107,798


James A.C. Kennedy   80,000     1.63   39.00    11/20/10   1,962,151   4,972,476


William T. Reynolds  60,000     1.22  39.00    11/20/10   1,471,613    3,729,357


     (1) These options contain option replenishment features that allow an option holder to receive additional options if a non-qualified stock option is exercised by relinquishing shares already owned. These new options are granted at the fair market value on the date of exercise and may be exercised until the expiration date of the related option. The new options, which are equal in number to the shares relinquished, are exercisable immediately.

     (2)  "R" denotes replenishment grant.

     (3) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the terms of stock options granted in 2000. Based upon these rates of stock price appreciation, the prices per share of Price Group's common stock at the end of each option grant term are shown in the table that follows. If the price of our common stock does not appreciate, the option holders will receive no benefit from the stock option grants. The appreciated stock prices used in these calculations do not represent Price Group's projections or estimates on the price of our common stock. Federal or state income tax consequences relating to stock option transactions have not been taken into account.

                               2000 Option Grants
                           Potential Value Per Share


           2000 Option                              Potential Per Share
          Grant Exercise     Remainder of          Value of Common Stock
            Price Per         Grant Term      at Assumed Rates of Stock Price
             Share             (Years)           Appreciation for Option Term
         -----------------------------------------------------------------------
                                                      5%             10%
                                                    ------         ------

             $39.00             10.00               $63.53         $101.16

              41.2969            3.22                48.35           56.18

              41.2969            2.19                45.98           50.94

Aggregated Option Exercises and Option Values Table. The following table shows 2000 stock option exercises and the value of unexercised options for those executive officers named in the Summary Compensation Table. In the case of exercised options, value is considered to be the difference between the exercise price and the market price on the date of exercise. In the case of unexercised options, value is considered to be the difference between the exercise price and market price at the end of 2000. An "In-the-Money" option is an option for which the option price of the underlying stock is less than $42.2656, the closing market price of Price Group's common stock on the last trading day of the year. The following values resulted from appreciation of the stock price since the options were granted.


                                       Aggregated Option Exercises in 2000
                                     and Option Values at December 31, 2000

                                                           Number of Secur-
                                                           ities Underlying           Value of Unexercised
                                                          Unexercised Options        "In-the-Money" Options
                                                         at December 31, 2000         at December 31, 2000
                      Shares Acquired         Value          (Exercisable/                (Exercisable/
Name                   Upon Exercise        Realized         Unexercisable)               Unexercisable)
------------------------------------------------------------------------------------------------------------

George A. Roche            7,600          $   207,100       614,000/120,000          $18,731,028/$819,372

James S. Riepe            50,000            1,776,329       517,236/120,000           14,640,604/819,372

M. David Testa           105,600            4,023,072       1,216,800/120,000         40,837,707/819,372

James A.C. Kennedy        51,075            1,780,614       430,829/248,000           11,283,144/2,135,869

William T. Reynolds       36,400            1,334,122       395,899/216,000           10,095,256/1,992,370


Compensation of Directors. Directors who are also officers of Price Group do not receive separate fees as directors of Price Group. Each non-employee director received a $50,000 retainer for service in 2000 on the Board of Directors and its committees. In addition, in recognition of Mr. Halbkat's retirement this year from our Board of Directors after 22 years of service as a director of Price Group and nine years of service as a director of the Price funds, we will pay him $50,000 in 2002 and expect to ask the Executive Committee to approve a similar payment in each of the next three years.

     Pursuant to the 1998 Director Stock Option Plan approved by stockholders on Aprilo16, 1998, each non-employee director (Messrs. Halbkat, Hebb, Menschel, and Strickland, and Mrs. Whittemore) received options to purchase 3,000 shares of Price Group's common stock at $37.4375, the fair market value of a share of stock on April 27, 2000, the date of grant. Price Group also matches amounts contributed by directors to charity, up to $15,000 in the case of each director who is also an officer of Price Group, and $7,500 in the case of each non-employee director.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     Robert Strickland, James Halbkat, Donald Hebb, Richard Menschel, and Anne Marie Whittemore are all of the members of the Executive Compensation Committee and independent members of the Board of Directors. In this report, the term "we" refers to members of the committee. Our report on executive compensation for 2000 follows.

     We are responsible to the Board of Directors, and ultimately to the stockholders of Price Group, for:

     1) determining the compensation of the chief executive officer and other officers who sit on Price Group's Board of Directors;

     2) overseeing the administration of Price Group's Executive Incentive Compensation Plan, stock incentive plans, and employee stock purchase plan; and

     3) reviewing and approving the compensation policies and general compensation levels for the rest of Price Group's managing directors and other key employees.

     The Management Compensation Committee makes compensation decisions for officers not included in these categories.

     We have recognized since the inception of this committee that the investment management and securities industries are highly competitive and that experienced professionals have significant career mobility. We believe that the ability to attract, retain, and provide appropriate incentives for the highest quality professional personnel is essential to maintain Price Group's competitive position in the investment management and financial services industries, as well as to provide for the long-term success of Price Group.

     We believe that Price Group must pay competitive levels of cash compensation and offer appropriate equity and other incentive programs. These programs must always be consistent with stockholder interests. We think these programs are necessary to motivate and retain Price Group's professional personnel. These compensation programs are keyed to achieve short- and long-term performance goals that our committee and the Board determine. We believe that these compensation policies are consistent with those of our competitors in the investment management and financial services industries.

     During 2000, base salaries for each of the individuals named in the Summary Compensation Table on page 6 were unchanged from the prior year. Price Group's policy is that base salaries for these executives should form a relatively low percentage (substantially below 50%) of their total cash compensation opportunity, and that the major portion of cash compensation should be performance based, and derived from payments made under the Executive Incentive Compensation Plan. We will authorize payments from this plan only if Price Group meets the performance goals established under the plan.

     Price Group's Board of Directors and stockholders approved the Executive Incentive Compensation Plan in 1995. It establishes a pool that relates incentives to Price Group's income before income taxes and minority interests for the year (which we call adjusted earnings), subject to Price Group meeting a return on equity target. The pool, assuming adjusted earnings exceed $50 million, is $3,000,000 plus 8% of adjusted earnings over $50,000,000. The minimum return on equity to permit full payments under the plan is 20%. If the return on equity is less than 20% but at least 10%, for each full percentage point shortfall below 20%, the maximum pool is reduced by 5%. If the return on equity falls below 10%, no bonus payment will be made under the plan for that year.

     At the beginning of 2000, we designated the executive officers named in the Summary Compensation Table on page 6 as participants in the Executive Incentive Compensation Plan. We also determined that each participant would be eligible to receive a specified maximum percentage of the available pool. The percentages varied among the participants. At the end of 2000, we reviewed the requirements established by the plan for determining incentive awards and also determined and certified that each of the plan's performance goals had been satisfied before we approved and permitted payment of bonuses pursuant to the plan. We expect that all payments pursuant to the plan will be deductible under Section 162(m) of the Internal Revenue Code of 1986, and that all compensation payable to these individuals for 2000 performance similarly will be deductible.

     We considered various factors in determining the amount of incentive compensation awarded to Mr. Roche, Mr. Riepe, and Mr. Testa in 2000. In making these determinations, we noted that Price Group had achieved record revenues, earnings, and earnings per share, and had attained a return on equity substantially in excess of the plan's requirement, resulting in a substantial increase in equity. We also considered specific, qualitative performance factors that we believe reflect these individuals' perform ances but were not precisely measurable. These factors included investment performance, marketing effectiveness, international expansion, customer service, technology deployment, management of corporate assets, financial performance, and corporate infrastructure development. We also took into account the fact that Mr. Roche, Mr. Riepe, and Mr. Testa during 2000 had broad company-wide management responsibilities as well as line operating responsibilities. We viewed each as making generally equivalent company-wide contributions to 2000 performance and determined that each of these individuals had demonstrated strong management performance over an extended timeframe.

     In the cases of Mr. Kennedy and Mr. Reynolds, we took into consideration their respective contributions as heads of Price Associates' Equity and Fixed Income Divisions. We noted that many Price Associates investment professionals, including certain senior portfolio managers whom we did not designate as participants in the plan for 2000 and are compensated under other incentive compensation programs and arrangements, also were significant contributors to 2000 performance.

     The incentive compensation awarded to each of the named executives was less than the maximum amount permitted by the Executive Incentive Compensation Plan. The awards were based upon our consideration of the various factors described above as well as Price Group's historical compensation policies and financial industry compensation trends. We could determine in the future to award payment of a greater portion or all of the executive incentive compensation pool in a year when Price Group's financial performance might not be as strong as it has been in recent years in order to maintain a competitive compensation structure and thus retain key personnel.

     In 2000, we awarded to each of Messrs. Roche, Riepe, and Testa options to purchase 50,000 shares of common stock, to Mr. Reynolds options to purchase 60,000 shares of common stock, and to Mr. Kennedy options to purchase 80,000 shares of stock, all at a n exercise price of $39.00 per share. These grants accounted for about 6% of the total option awards, as we and senior management sought to make additional stock options available to a significant number of other employees. We made relatively smaller option grants to Messrs. Roche, Riepe, and Testa than to Messrs. Reynolds and Kennedy and certain other key employees because we believe that officers other than our three most senior executives should have a greater opportunity through incentives such as option awards to participate in the future appreciation in the value of Price Group's common stock. We are confident that our option program, particularly as it relates to other key employees, plays an important role in our ability to attract and retain our senior executives and key employees.

     We have compared compensation levels of top management of Price Group to relevant publicly available data for the investment management, securities, and other financial services industries and have found these compensation levels to be competitive. Certain of these companies are included in the CRSP Total Return Index for Nasdaq Financial Stocks shown in the Stock Performance Chart that follows this report.

     We believe that Price Group competes for executive talent with a large number of investment management, securities, and other financial services companies. Some of our competitors are privately owned and others have significantly larger market capitalizations than Price Group. The practice of Price Group and our committee is to review available compensation data from a large universe of financial services companies. We receive the assistance of an independent compensation consulting firm, selected by our committee and not by management, in comparing the executive compensation and compensation policies of Price Group with those of other public companies, including companies which compete with Price Group for talent. We reiterate that our goal is to maintain compensation programs that are competitive within the investment management and financial services industries, and, therefore, in stockholders' continuing best interests.

     We believe that the 2000 compensation levels disclosed in this proxy statement are reasonable and appropriate in light of Price Group's strong performance.

                                       Robert L. Strickland, Chairman
                                       James E. Halbkat,
                                       Jr.Donald B. Hebb, Jr.
                                       Richard L. Menschel
                                       Anne Marie Whittemore

                             STOCK PERFORMANCE CHART

     We are required by the Securities and Exchange Commission to provide you with a five-year comparison of the cumulative total return on our common stock as of December 31, 2000 with that of a broad equity market index and either a published industry index or a peer group index selected by us. We have chosen to use broad market and published industry indices that included our stock in 2000.

     The following chart compares the yearly change in the cumulative return on our common stock with the cumulative total return on the CRSP Total Return Index for Nasdaq Financial Stocks and the S&P 500 Index. The comparison assumes that $100 was invested in Price Group's common stock and in each of the named indices on Decembero31, 1995, and that all dividends were reinvested.

     Since we do not make or endorse any predictions as to future stock performance, the values in the following columns do not represent our projections or estimates on either the annual or cumulative return on our common stock or any of the indices represented.

                                 1995   1996   1997   1998   1999   2000

T. Rowe Price Group, Inc         $100   $179   $262   $288   $315   $364
CRSP Total Return Index for
Nasdaq Financial Stocks (1)       100    128    196    191    189    207
S&P 500 Index (2)                 100    123    164    212    257    234

(1) The CRSP Total Return Index for Nasdaq Financial Stocks is an index comprised of all financial company American Depository Receipts, domestic common shares and foreign common shares traded on the Nasdaq National Market(R) and the Nasdaq SmallCap Marketsm, and represents SIC Codes 60 through 67. Price Group's Secretary will provide the names of companies included in this index upon receipt of a stockholder's written request. This index was prepared for Nasdaq by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. We have not verified these values independently. Price Group's common stock is included in this index.

(2) Total return performance for the S&P 500 Index also was provided by CRSP. This index has consistently been presented in prior years as a broad market index. Price Group's common stock has been included in this index since October 13, 1999.

                       PROPOSED 2001 STOCK INCENTIVE PLAN

     Our proposed 2001 Stock Incentive Plan (the "2001 Plan") was recommended by the Executive Compensation Committee (the "Committee") and approved by the Board of Directors on February 8, 2001. We believe that the 2001 Plan is critical to our ability to continue to attract, retain, and motivate our key personnel. It will enable us to provide incentives to our employees and to encourage capital accumulation and stock ownership by key personnel in order to increase their proprietary interest in our success.

     No stock options or other awards have been granted under the 2001 Plan. For information concerning 2000 grants under our 1993 and 1996 Stock Incentive Plans, which are similar to the proposed 2001 Plan, see the Option Grants Table on page 7. The Committee has not considered what awards will be made under the 2001 Plan, and, consequently, the number of shares that will be covered by any such awards or the persons to whom awards will be made cannot be determined.

     Currently, approximately 600,000 and 5,200,000 shares of common stock remain available for award under our 1993 and 1996 Stock Incentive Plans, respectively. Information concerning outstanding grants under these and prior plans is contained in our 2000 Annual Report to Stockholders. Our proposal, upon approval by the stockholders, will eliminate the 1993 and the 1996 plans and make unused shares under those plans available for award under the new plan. We think it is beneficial to have a single unified plan rather than multiple plans. In addition, we are asking the stockholders to approve an additional 8,000,000 shares to be made available for award under the new plan. Given the nature of our business and the importance of our professional and other employees, stock option grants have been routinely and broadly distributed to our key employees. Based on the level of stock option grants made in recent years and expectations given the continued expansion of our work force, options available for award under our existing plans will provide sufficient award capacity for only the next year or two. The proposed addition of 8,000,000 shares will extend the likely life of the available pool an additional two years, which we think is reasonable under the circumstances.

     In addition, the new plan eliminates or modifies certain terms of the old plans in a way we think is preferable. We simplified the 2001 Plan as compared to our prior plans and updated it by:

     1) eliminating the ability to reprice stock options granted under the plan without prior stockholder approval:

     2) eliminating the ability to grant stock awards or discounted stock options except as to 1,000,000 shares in the aggregate;

     3) modifying the maximum limit on the number of shares that any one person may be awarded under the plan to 1,000,000 shares per year, computed on a cumulative basis; and

     4) expanding eligibility to include non-employee service providers and employees of unaffiliated entities that provide services to us.

     The 2001 Plan, if approved by the stockholders, will be effective April 5, 2001, and will remain in effect until February 7, 2011, unless it is terminated by the Board at an earlier date.

     A copy of the 2001 Plan is attached as Exhibit B. The following summary description is qualified by reference to the 2001 Plan.

Summary of 2001 Stock Incentive Plan

Number of Shares

     The number of shares available for issuance under the 2001 Plan includes approximately 5,800,000 shares carried over from the 1993 and 1996 Stock Incentive Plans, 8,000,000 new shares to be added to the reserve, and any shares that are represented by awards under any of our prior plans that are forfeited, expire, or are canceled without the delivery of shares of our common stock or that result in the forfeiture of shares of our common stock back to us. Any shares of our common stock covered by an award (or portion of an award) granted under the 2001 Plan or any prior plan that are forfeited or canceled, expire, or are settled in cash, or which are tendered to us as full or partial payment of the exercise price or related tax withholding obligations, will again be available for award under the 2001 Plan. If we acquire another entity through a merger or similar transaction and issue replacement awards under the 2001 Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and exchange rules, will be above and beyond, and will not reduce, the share pool otherwise reserved for the 2001 Plan.

     The following additional maximums are imposed under the 2001 Plan. The maximum number of shares of our common stock that may be issued in connection with incentive stock options intended to qualify under Internal Revenue Code sectiono422 is 8,000,000. The maximum number of shares of our common stock that may be issued in conjunction with stock awards (including discounted stock options) under the 2001 Plan is 1,000,000. The maximum number of shares of our common stock subject to awards of any combination that may be granted under the 2001 Plan during any calendar year to any one person is 1,000,000; but to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years.

     The number of shares reserved for issuance under the 2001 Plan, and the limits on the number of awards that may be granted under the plan to any one participant or of a particular type, as described above, are subject to adjustment to reflect certain subsequent capital adjustments such as stock splits, stock dividends, and share exchanges.

Administration; Eligibility

     The selection of the participants in the 2001 Plan and the term of awards granted to each participant will be determined by the Committee, which may delegate authority to make awards to persons who are not subject to Sectiono16 of the Securities Exchange Act of 1934 to a committee of officers. Key employees, including those who are officers and directors of the Company and its subsidiaries, are eligible to be selected to receive awards under the 2001 Plan, as are non-employee service providers and employees of unaffiliated entities that provide services to us. We estimate that approximately 300 employees presently are eligible to receive awards under the 2001 Plan.

Types of Awards

     The 2001 Plan allows for the grant of stock options, stock appreciation rights, and stock awards in any combination, separately or in tandem. We may make or guarantee loans to participants to assist them in exercising awards and satisfying their withholding tax obligations. The Committee will determine the terms and conditions of awards granted under the 2001 Plan, including the times when awards vest and their exercise periods following certain events such as termination of employment. Unless the Committee determines otherwise, all awards granted under the 2001 Plan will fully vest and remain exercisable for a one-year period following a change in control of Price Group.

     Stock Options. The Committee may grant either incentive stock options qualified with respect to Internal Revenue Code sectiono422 or options not qualified under any section of the Internal Revenue Code ("non-qualified options"). All stock options granted under the 2001 Plan must have an exercise price at least as great as the fair market value of our underlying common stock on the grant date. As of February 20, 2001, the fair market value of a share of our common stock, determined by the last reported sale price per share of our common stock on that date as quoted on the Nasdaq National Market(R), was $36.5625. No stock option granted under the 2001Plan may have a term longer than 10 years. The exercise price of stock options may be paid in cash, or, if the Committee permits, by tendering shares of common stock, or by any other means the Committee approves.

     Stock Appreciation Rights. The Committee may grant stock appreciation rights which provide the grantee the right to receive a payment (in cash, common stock, or a combination of both) equal to the difference between the fair market value of a specific number of shares of our common stock on the grant date and the fair market value of such shares on the date of exercise. Although stock appreciation rights have been available for grant under our prior plans, the Committee has never granted this type of award.

     Stock Awards. Awards of shares of common stock may be issued with or without payment of consideration by the participant. An award of stock may be denominated in shares of stock or other securities, stock-equivalent units, securities or debentures convertible into our common stock, or in any combination of the foregoing, and may be paid in cash, our common stock or other securities, or a combination thereof. All or part of any stock award may be subject to conditions and restrictions, which the Committee will specify. Unless the Committee determines otherwise, there will be a restriction period of at least 3 years' duration on stock awards.

Amendments

     The Committee may alter, amend, suspend, or discontinue the 2001 Plan or any portion of the plan at any time, but no such action may be taken without stockholder approval if it materially increases the benefits to participants, including modifying the minimum exercise prices or maximum term of stock options, or increases the number of shares of our common stock that may be issued under the plan. The Committee may alter or amend awards under the 2001 Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award, and no such action may be taken without prior stockholder approval if it would result in repricing a stock option to a lower exercise price other than to reflect a capital adjustment of the Company, such as a stock split.

Federal Income Tax Consequences

     The following is a general summary of the federal income tax treatment of incentive stock options and non-qualified stock options, which are authorized for grant under the 2001 Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

     Incentive Stock Options. Incentive stock options under the 2001 Plan are intended to meet the requirements of Internal Revenue Code sectiono422. There are no tax consequences that result from the grant of an option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will be allowed no deduction as a result of such exercise, if the following conditions are met: (a)oat all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b)othe option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock will ordinarily be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

     If the option holder fails to comply with the employment requirements, the tax consequences will be substantially the same as for a non-qualified option, discussed below. If the option holder fails to comply with the holding period requirements, the option holder will recognize ordinary income in an amount equal to the lesser of: (a)othe excess of the fair market value of the stock on the date the option was exercised over the exercise price; or (b)othe excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

     Non-Qualified Stock Options. There are no tax consequences that result from the grant of an option. An option holder who exercises a non-qualified stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount. Any subsequent gain or loss will be a capital transaction.

     Disallowance of Deductions. The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan, such as the 2001 Plan, that limits the number of shares that may be issued to any individual and which is approved by the company's stockholders.

Recommendation of the Board of Directors; Vote Required

     The Board of Directors recommends that you approve the 2001 Plan. Approval requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the matter. Proxies solicited by the Board of Directors will be voted FOR approval of the 2001 Plan unless otherwise specified.

                    CERTAIN OWNERSHIP OF PRICE GROUP'S STOCK

     We have no knowledge at this time of any individual or entity owning, beneficially or otherwise, 5% or more of the outstanding common stock of Price Group.

       COMPLIANCE WITH SECTION 16(a) OF THESECURITIES EXCHANGE ACT OF 1934

     We believe that our directors and executive officers and other stockholders who may own 10% or more of Price Group's common stock have complied with requirements of the Securities and Exchange Commission to report ownership, and transactions which change ownership, on time with one exception. Mr. Michael Goff reported two transactions which occurred in the same month after the applicable due date.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     In September 2000, the Audit Committee considered and recommended, and Price Group's Board of Directors approved, the selection of PricewaterhouseCoopers LLP to be our independent accountants for the year ended December 31, 2000. This firm or its predecessor, Price Waterhouse LLP, has served as our independent accountants since 1985. Representatives of this firm will be present at the annual meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

              DISCLOSURE OF FEES CHARGED BY INDEPENDENT ACCOUNTANTS

     The following information summarizes the fees charged by PricewaterhouseCoopers LLP for certain services rendered to Price Group, its subsidiaries, the Price funds and other sponsored investment products during 2000.

     Audit Fees. Fees for the calendar year audit and the reviews of Forms 10-Q are $137,000 of which an aggregate amount of $94,800 has been billed through December 31, 2000.

     Fees for Financial Information Systems Design and Implementation. None.

     All Other Fees. All other fees billed to Price Group through December 31, 2000 totaled $780,853 which represented fees for tax planning and compliance services, attestation reports, agreed-upon procedures, SAS 70 engagements, and assistance in connection with filings under the Securities Act of 1933. Fees billed directly to the Price funds and Price-sponsored investment products for audit and tax compliance services totaled $1,481,243.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Qualified stockholders who want to have proposals presented at the 2002 annual meeting must deliver them to Price Group by October 29, 2001, in order to be considered for inclusion in next year's proxy statement and proxy.

                                  OTHER MATTERS

     We know of no other business to be presented to you at the meeting other than the election of directors and approval of the proposed 2001 Plan Incentive Plan. As stated in an earlier section, if other matters are considered at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Price Group.

                                    Exhibit A

                             AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of T.oRowe Price Group, Inc. (the "Corporation") will have the oversight responsibility, authority and duties described in this Charter.

Purpose

     The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i)othe annual financial information to be provided to shareholders and the Securities and Exchange Commission (the "SEC"); (ii)othe system of internal accounting and financial controls that management has established; and (iii)othe internal and external audit process. In addition, the Committee provides an avenue for communication between the internal auditors, the independent accountants, financial management and the Board. The Committee's responsibility is one of oversight, recognizing that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants' audit of the financial statements of the Corporation.

Composition

     The Committee shall be appointed annually by the Board and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers (the "NASD"). In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD. The Board shall designate one member as Chair of the Committee.

Meetings

     The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Duties and Powers" below, the Committee shall meet at least annually with the chief financial officer, the internal auditors and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants, internal auditors or corporate officers.

Duties and Powers

     The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate:

Independent Accountants

     1) Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants.

     2) Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

     3) Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

     4) Obtain from the independent accountants assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Sectiono10A of the Securities Exchange Act of 1934, as amended.

     5)   Review the fees charged by the independent accountants.

Internal Auditors

     6) Consult with management before the appointment or replacement of the Director of Internal Audit.

     7) Review with the Director of Internal Audit the significant reports to management prepared by the internal auditors and management's responses thereto, and also such other reports or matters as the Director of Internal Audit deems necessary or desirable.

Compliance

     8) Periodically review with the director of compliance the status of the Corporation's compliance programs.

Financial Statement and Reports

     9) Receive and review from management and the independent accountants a timely analysis of significant financial reporting issues and practices.

     10) Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications
                                                               --------------
          with Audit Committees, as amended.
          ---------------------

     11) Meet with management, the head of the internal auditors and/or the independent accountants to:

          a) review the respective annual audit plans of the independent accountants and internal auditors;

          b)   discuss the annual consolidated financial statements;

          c) discuss any significant matters arising from any audit or report or communication referred to in items 7, 8 or 9 above relating to the consolidated financial statements;

          d) discuss significant proposed or contemplated changes to the Corporation's accounting principles, policies, controls, procedures, practices and auditing plans; and

          e) inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

     12) Review the Corporation's quarterly consolidated financial statements with management prior to the filing of the Corporation's Quarterly Report on Form 10-Q, and review with the independent accountants any items identified by them for discussion with the Committee. The Chair of the Committee may represent the entire Committee for purposes of this review.

Reporting and Recommendations

     13) Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

     14) Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

     15) Maintain minutes or other records of meetings and activities of the Committee.

     16) Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters and take such other actions as the Committee or the Board may deem necessary or appropriate.

Resources and Authority

     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, review and other procedures and to retain special counsel and other experts or consultants.

Annual Review

     The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

                                    Exhibit B

               T. ROWE PRICE GROUP, INC.2001 STOCK INCENTIVE PLAN

1.   Establishment, Purpose and Types of Awards

     T. ROWE PRICE GROUP, INC., a Maryland corporation (the "Company"), hereby establishes the T. ROWE PRICE GROUP, INC. 2001 STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company and its affiliated companies to attract, retain and reward the best-available persons.

     The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, and stock awards, or any combination of the foregoing.

2.   Definitions

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Administrator" shall mean the Board, the ECC, the ECC's delegate, and the committee of Non-Employee Directors who administer the Plan in accordance with Section 3 hereof.

     (b) "Affiliate" shall mean any entity, whether now or hereafter existing, in which the Company has a proprietary interest by reason of stock ownership or otherwise (including, but not limited to, joint ventures, limited liability companies, and partnerships) or any entity that provides services to the Company or a subsidiary or affiliated entity of the Company.

     (c) "Approval Date" shall mean the date of the approval by the Board of an agreement providing for a merger, consolidation, sale or disposition of all or substantially all of the assets of the Company, or other form of extraordinary business combination as a result of the consummation of which stockholders of the Company immediately before the Approval Date will own less than a majority of the outstanding voting stock of the resulting organization.

     (d) "Award" shall mean any stock option, stock appreciation right, or stock award.

     (e)  "Board" shall mean the Board of Directors of the Company.

     (f) A "Change of Control" shall be deemed to have taken place on the date of the earlier to occur of either of the following events: (i) a third party, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 25% or more of the Company's outstanding Common Stock, or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger, consolidation or other business combination, sale or disposition of all or substantially all of the Company's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or the persons who were stockholders of the Company immediately before the Transaction shall cease to own at least a majority of the outstanding voting stock of the Company or any successor to the Company.

     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (h) "Common Stock" shall mean shares of common stock of the Company, par value twenty cents ($0.20) per share.

     (i)  "ECC" shall mean the Executive Compensation Committee of the Board.

     (j) "Effective Date" shall mean the date on which a Change of Control occurs.

     (k) "Fair Market Value" shall mean, with respect to a share of the Company's Common Stock for any purpose on a particular date, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market(R); (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap MarketSM; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc., or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the Common Stock is then listed for trading on a national exchange or market, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. If the Common Stock is not listed for trading on a national exchange or market, "Fair Market Value" shall mean the value determined by the Administrator in good faith. For all purposes under this Plan, the term "relevant date" as used in this Section 2(k) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

     (l) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

     (m) "Prior Plans" shall mean the Company's 1990 Stock Incentive Plan, 1993 Stock Incentive Plan and 1996 Stock Incentive Plan.

3.   Administration

     (a) Administration of the Plan. Unless determined otherwise by the Board, the Plan shall be administered by the ECC. The ECC may delegate to a committee of officers of the Company any or all of its duties under the Plan pursuant to such conditions or limitations as the ECC may establish, but all grants of Awards subject to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), shall be made by the Board or a committee appointed by the Board that is comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3 of the 1934 Act or any successor provision, which committee may be the ECC or a subcommittee thereof.

     (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

          The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted;
          (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 7(c) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder, and provided, further, that no modification, amendment or substitution that results in repricing a stock option to a lower exercise price, other than to reflect an adjustment made pursuant to Section 7(c)(i), shall be made without prior stockholder approval); and (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company or an Affiliate.

          The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and Grant Agreements issued thereunder and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (e) Indemnification. To the maximum extent permitted by law, by the Company's charter and by-laws, and by any directors' and officers' liability insurance coverage which may be in effect from time to time, the members of the Administrator shall be indemnified and reimbursed by the Company in respect of all their activities under the Plan.

     (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.   Shares Available for the Plan; Maximum Awards

     Subject to adjustments as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock that may be delivered to participants under the Plan shall be equal to the sum of (i) 8,000,000; (ii) any shares available for future awards under the Prior Plans as of the effective date of this Plan; and
(iii) any shares that are represented by awards under the Prior Plans that are forfeited, expire or are canceled without the delivery of shares of Common Stock or that result in the forfeiture of shares of Common Stock back to the Company. In addition, any shares of Common Stock delivered under the Plan or any Prior Plan of the Company which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan.

     Any shares of Common Stock covered by an award (or portion of an award) granted under the Plan or a Prior Plan that is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using shares, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Likewise, if any stock option granted under the Plan or a Prior Plan is exercised by tendering shares of Common Stock, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan or a Prior Plan, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

     Subject to adjustment as provided in Section 7(c), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be issued in connection with incentive stock options intended to qualify under Code section 422 shall be 8,000,000. The maximum number of shares of Common Stock that may be issued in conjunction with stock awards (including options) under Section 6(d) of the Plan shall be 1,000,000. The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year under the Plan to any one person is 1,000,000; provided, however, that to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.   Participation

     Participation in the Plan shall be open to all employees and officers of, and other individuals, excluding non-employee directors, providing bona fide services to or for, the Company or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.   Awards

     (a) Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     (b) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company. No Award shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such Award. No stock option Award granted under the Plan shall have a term in excess of 10 years. Except as provided in Section 6(d), the exercise price of all stock option Awards granted under this Plan shall be at least equal to Fair Market Value as of the date of grant. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

     (c) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of stock appreciation rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over
          (B) the base price per share specified in the Grant Agreement, which shall not be less than the Fair Market Value on the grant date, times
          (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be issued for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     (d) Stock Awards. The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Stock or other securities, stock-equivalent units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator. Unless the Administrator determines otherwise, the restriction period of stock awards shall be of at least three years' duration. For purposes of the foregoing, stock awards may include stock option grants at less than Fair Market Value on the date of grant.

7.   Miscellaneous

     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed the statutory minimum tax withholding requirement.

     (b) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

     (c)  Adjustments for Corporate Transactions and Other Events.

          (i) Capital Adjustments, Stock Dividend. The aggregate number of shares of Common Stock on which Awards under the Plan may be granted to persons participating under the Plan, the number of shares thereof covered by each Award, the price per share thereof in each Award, and any numerical limitations contained herein relating to Awards shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In the case of other changes in the Company's capitalization, adjustments shall be made to the extent determined by the Administrator as necessary or appropriate to reflect the transaction.

          (ii) Merger, Consolidation, other Events. If the Company shall be the surviving or resulting corporation in any merger or consolidation, any Award granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Award would have been entitled. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of the Company. Unless the Administrator shall have otherwise determined within the limits specified in this paragraph, all Awards outstanding under the Plan shall become fully vested and exercisable and shall remain exercisable for a one-year period (i) following the Effective Date, or (ii) commencing on the Approval Date. After the expiration of any such one-year period, the Awards shall remain exercisable only to the extent, if any, provided in the applicable Grant Agreement without taking into consideration the effect of this paragraph. The Administrator's discretion to revoke or limit the acceleration contemplated by this paragraph may be exercised at any time before or within 20 business days after the Effective Date or the Approval Date referred to in the foregoing clauses
               (i) or (ii). In the event the Approval Date and an Effective Date arise from substantially identical facts and circumstances (as determined by the Administrator in its sole discretion) and unless the Administrator shall have determined to limit the effect of this sentence, such one-year period (and the 20-day period referred to in the immediately preceding sentence) shall commence only once and upon the first to occur of the Approval Date or the Effective Date.

          (iii) Other. In the event of a change in the Company's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

     (d) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted. To the extent permitted by applicable law and exchange rules, any Awards granted pursuant to this Section 7(d) shall not reduce the number of shares available for delivery pursuant to Section 4.

     (e) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time; provided, however, that the share limitations set forth in
          Section 4 may not be increased, the minimum exercise prices and maximum term of stock options set forth in Section 6 may not be modified, and no other amendment or modification that materially increases the benefits to participants may be made without prior stockholder approval.

     (f) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual's interests under the Plan.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (h) Application of Funds. The proceeds received by the Company from the issuance of Common Stock pursuant to Awards under the Plan will be used for general corporate purposes.

     (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

     (j) Effective Date; Termination Date. The Plan shall become effective on the date it receives approval by the affirmative vote of a majority of the votes cast in person or by proxy at a meeting of the stockholders of the Company duly held in accordance with applicable law. No award shall be granted pursuant to this Plan after February 7, 2011. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before February 7, 2011, or such earlier termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.